Exhibit 10.28

Laurent Mercier
XX XXX XXX XXX XXXXXXXXXXXXX XXXXX XXXXXXXXXX

Amsterdam, 8 June 2023 Subject: Salary increase
Dear Laurent,

Further to recent conversations and referring to your employment agreement, we are happy to confirm that as of 1 June 2023, you will receive a salary increase.

Your new gross base annual salary based on fulltime (100%) amounts to € 825.000,00 per year, including 8% holiday allowance. This means that your gross monthly salary will be € 63.657,41.
All other elements of your employment contract will remain unchanged.

Thank you for all your efforts so far and we look forward to an exciting and successful collaboration in the future.
Best Regards,
Coty Management B.V.

/s/ Annick Leeuwenberg

Annick Leeuwenberg
Senior Global HR Director - Finance, IT & Business Services

Coty Management B.V.